UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 30, 2005
                                                         -----------------


                        NEW YORK COMMUNITY BANCORP, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                       0-31565                06-1377322
------------------------------   -------------------------  --------------------
(State or other jurisdiction      Commission File Number    (I.R.S. Employer
  of incorporation or                                       Identification No.)
     organization)



                  615 Merrick Avenue, Westbury, New York 11590
                  --------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (516) 683-4100
                                                           --------------


                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                           CURRENT REPORT ON FORM 8-K
                           --------------------------


Item 1.01         Entry Into Material Definitive Agreement
                  ----------------------------------------

     Effective December 30, 2005, the Board of Directors of New York Community Bancorp, Inc. (the "Company") accelerated the vesting of, and vested, all unvested options to acquire the Company's common stock that were outstanding at that date (the "Acceleration"). A total of 1.4 million options, of which 86.5% were originally scheduled to vest on January 21, 2006, were impacted by the Acceleration. As a result of the Acceleration, and based on estimated Black-Scholes value calculations, the Company expects to avoid recognition of pre-tax compensation expense related to the accelerated options of approximately $864,000 in 2006 and $22,000 in 2007 that the Company otherwise would have had to recognize when the Company becomes subject to the requirements of Financial Accounting Standards Board Statement No. 123R "Share-Based Payment" on January 1, 2006. Under applicable accounting guidance, the Company currently does not expect to record a charge related to the Acceleration. All other terms and conditions of the accelerated options remained unchanged as a result of the Acceleration.

                                    SIGNATURE
                                    ---------



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



     December 30, 2005              NEW YORK COMMUNITY BANCORP, INC.
-----------------------------
        Date
                                    /s/ Joseph R. Ficalora
                                    -------------------------------
                                    Joseph R. Ficalora
                                    President and Chief Executive Officer